UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2008
Date of Report (Date of earliest event reported)

BLACKSTONE LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205-1480 Gulf Road
Point Roberts, WA		98281
(Address of principal executive offices)		(Zip Code)

(360) 927-7354
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 20, 2008, Dr. Rudolf Mauer resigned as the Chief Executive Officer, Chief Financial Officer, President, and as a member of the Board of Directors of Blackstone Lake Minerals Inc. (the “Company”). Dr. Mauer indicated that his resignation was a result of the Company’s inability to pay his management fees as set out in his Management Consultant Agreement with the Company dated March 1, 2008. There were no disagreements between Dr. Mauer and the Company regarding any matter relating to the Company’s operations, policies or practices. A copy of this Report was provided to Dr. Mauer. A copy of the letter received by the Company from Dr. Mauer stating that he agrees with the disclosure contained in this Report as it pertains to his resignation is attached as an exhibit hereto.

Mr. John Boschert, the Company’s Secretary and Treasurer, was appointed to the Company’s Board of Directors and as the Company’s Chief Executive Officer, Chief Financial Officer and President in place of Dr. Mauer.

Mr. Boschert is 39 years of age and has acted as the Company’s Secretary and Treasurer since April 19, 2006. Mr. Boschert is a self-employed business consultant. Over the past five years, Mr. Boschert has also served as an officer or director of several publicly traded companies including:

  Balsam Ventures, Inc. (OTCBB)
  Exploration Drilling International Inc. (OTCBB)
  Clyvia Inc. (OTCBB)
  Vitavea Inc. (OTCBB)

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our by-laws. Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors.

We do not have an employment agreement with Mr. Boschert; however, we pay Mr. Boschert a management fee of $1,000 per month for his services.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
17.1	Resignation of Dr. Rudolf Mauer as Director.
17.2	Resignation of Dr. Rudolf Mauer as Officer.
17.3	Letter from Dr. Rudolf Mauer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE LAKE MINERALS INC.
Date: August 21, 2008
	By:	/s/ John Boschert

JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer